U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.  )

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Jpak Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JPAK GROUP, INC.
15 Xinghua Road
Qingdao, Shandong Province
Postal Code 266401
People’s Republic of China
(86-532) 84616387

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Jpak Group, Inc. will hold its Annual Meeting of Stockholders at 17 State Street, Floor 20, New York, NY 10004 on January 20, 2010.  We are holding the meeting for the following purposes:

1)	To elect members of the Board of Directors, whose terms are described in the proxy statement; and,

2)	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of Jpak common stock and preferred stock at the close of business on December 18, 2009, are entitled to vote at the meeting.  The Board urges Stockholders to vote “FOR” Item 1 and solicits your vote.

In addition to the proxy statement, proxy card and voting instructions, a copy of Jpak’s annual report on Form 10-K, which is not part of the proxy soliciting material is enclosed.

It is important that your shares be represented and voted at the meeting.  We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend the meeting, please vote your shares using the enclosed proxy card. Simply sign the return card where required, note the number of shares you own and if you will attend the meeting in person, and return the card in the envelope provided.  Of course, you may also vote your shares in person at the Annual Meeting.

By Order of the Board of Directors,

Yijun Wang
Chief Executive Officer
December 23, 2009

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Jpak of proxies to be voted at our Annual Meeting of Stockholders, to be held on January 20, 2010, and at any meeting following postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 7:30 PM.  The meeting will be held at 17 State Street, Floor 20, New York, NY 10004. Stockholders will be admitted beginning at 7:00 PM.  The location is accessible to handicapped persons, and we will provide wireless headsets for hearing amplification upon request.

You will need an admission ticket to enter the meeting.  If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you.  If you plan to attend the Annual Meeting, please retain the admission ticket.  Directions to the Annual Meeting are printed on the admission ticket.

If your shares are held in the name of a bank, broker, or other nominee and you plan to attend the Annual Meeting, you can obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a recent bank or brokerage account statement, to our transfer agent, Holladay Stock Transfer, 2939 N 67th Pl, Scottsdale, AZ 85251, (480) 481-3940, Fax (480) 481-3941.  If you arrive at the Annual Meeting without an admission ticket, we will admit you if we are able to verify that you are a Jpak stockholder.

We are first mailing this proxy statement, the proxy card and voting instructions on or about December 30, 2009, to persons who were stockholders at the close of business on December 18, 2009, the record date for the meeting.

IMPORTANT—PLEASE READ

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your proxy at your earliest convenience by mail using the enclosed envelope. This will ensure the presence of a quorum at the Annual Meeting and will save us the expense of additional solicitation. Sending in your proxy card and voting will not prevent you from voting your shares at the Annual Meeting, or changing your vote, if you desire to do so. It will also help us provide adequate seating if you note that you will attend. Your proxy is revocable at your option in the manner described in the Proxy Statement.

Proxies and Voting Procedures

You can vote your shares by completing and returning a proxy card or, if you hold your shares in “street name,” a voting instruction form.

If your shares are held in “street name,” you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

If you hold your shares through a broker, your shares may be voted even if you do not attend the Annual Meeting.

Abstentions and broker non-votes do not have the effect of votes in opposition to a director. Abstentions are also counted towards determining a quorum.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting.  You will still be able to revoke your proxy until it is voted.  At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

Stockholders Entitled to Vote

You are entitled to vote at the Annual Meeting all shares of our common stock and, on an as converted basis up to 9.99% of (A) the common stock issuable upon conversion of any shares of Series A Preferred Stock or Series B Preferred Stock that you own, plus (B) all other shares of common stock beneficially owned by you that you held as of the close of business on the record date.  Each share of our common stock, and each share of preferred stock eligible to vote, is entitled to one vote with respect to each matter properly brought before the meeting.

On December 18, 2009, the record date, there were 36,368,334 shares of common stock outstanding,   5,608,564 shares of Series A Preferred Stock outstanding, 5,000,000 shares of Series B Preferred Stock outstanding, and 12,000,000 shares of Series C stock outstanding.

A list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting, at 15 Xinghua Road, Qingdao, Shandong Province, Postal Code 266401 People’s Republic of China, between the hours of 9:00 a.m. and 4:00 p.m. local time.

Required Vote

The presence, in person or by proxy, of the holders a majority of the voting power at the Annual Meeting shall constitute a quorum, which is required in order to transact business at the meeting.

Cost of Proxy Distribution and Solicitation

Jpak will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies.  Proxies may be solicited on behalf of Jpak in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of Jpak, who will receive no additional compensation for soliciting.  In accordance with the rules of the Securities and Exchange Commission, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Jpak stock.

Proposal 1

Proposal for the Election of Directors

The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.  There are no family relationships among our directors and executive officers. Provided below are brief descriptions of the business experience of each director during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Information with Respect to Director Nominees

Name	Age	Position

Yijun Wang	57	Chairman of the Board of Directors

Qingjun Yang	53	Director and President (Qingdao Renmin)

Huatian Sha	53	Director and Secretary

Ming Qi	44	Director

Stewart Shiang Lor	45	Director

Mr. Yijun Wang, the Chairman of the Board and Chief Executive Officerand President. Mr. Wang is our current President and Chairman of the Board of Directors. He has over 30 years of working experience in corporate management, product development, manufacturing and operations, technology management as well as government relations. He has been with Qingdao Renmin and served as CEO since 1984. Prior to joining Qingdao Renmin, Mr. Wang served in several technical management positions at Qingdao Light Industrial Co., Ltd. He has received numerous government and industry awards and distinctions, among them the “Outstanding Corporate Executive - Qingdao”; and “National Top Executive in Packaging Industry”. Mr. Wang is a certified Senior Economist and a certified Senior Mechanical and Electrical Engineer. He graduated from Nanjing Machinery and Electrical Institute, Qingdao Light Industrial Management School, and National Economic Council University.

Mr. Qingjun Yang, Director. Mr. Yang is a Director and he serves as President of Qingdao Renmin and also leads the Marketing and Sales Division. He has been with Qingdao Renmin for over 30 years, starting as a technical manager on the production line and ultimately becoming the President in 2001. Mr. Yang is experienced in technical management, marketing and sales, distribution management, product development as well as manufacturing and operations. Mr. Yang has received several government and industry awards and distinctions, including the “Top Packaging Executive in Shandong Province - 2005”. He has completed several technical and management courses at Beijing Printing Institute, Ministry of Light Industry Management School, and Qinghua University. Mr. Yang received his bachelor degree in Mechanical Engineering from Qingdao Zhigong University.

Mr. Huatian Sha, Director and Secretary. Mr. Sha is a Direcotr and our Secretary. As Vice President, Accounting (Qindgao Renmin), he is responsible for Qingdao Renmin’s finance and accounting operations. He has more than 30 years of extensive experience in finance and accounting, operations management and technical management. Prior to joining Qingdao Renmin, Mr. Sha served various operations and accounting management positions at Xinhe Cultural and Sporting Co., Ltd., Qingdao State Holding Co., Ltd, and Qingdao Sewing Machinery Co., Ltd. Mr. Sha graduated from Shandong Mechanical and Industry College and Qingdao State Management School.

Mr. Ming Qi, Director. Mr. Qi is a Director and Chief Financial Officer of Qindgao Renmin. He has over 20 years of extensive experience in corporate and financial management, international trade and export management, manufacturing and operations, sales and marketing. Prior to joining Qingdao Renmin, he was General Manager at a Qingdao food process plant of Zhengda Group and served senior management positions at several Qingdao based companies. Mr. Qi received bachelor degree in Mechanical Engineering from Shandong University.

Mr. Stewart Shiang Lor, Director. Mr. Lor serves as Director. He has over 20 years of working experience in diverse disciplines including corporate management, manufacturing and operations, international trade, corporate finance and investment, information technology as well as sales and marketing. Mr. Lor cofounded Lorons International Corporation, PowerBridge Technology Co., Ltd. and Cmark Capital Co., Ltd. and served senior management positions at several U.S. and China based companies. Mr. Lor graduated from State University of New York at Stony Brook and studied Management at Baruch College.

Pursuant to our Articles of Incorporation, this proposal can be approved at the meeting by a plurality of the votes cast by the shares present in person or represented by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NAMED DIRECTORS.

Executive Officers

Name	Age	Position

Yijun Wang	58	Chairman of the Board of Directors, Chief Executive Officer and President

Dongliang (Frank) Su	41	Acting Chief Financial Officer

Brief descriptions of the business experience during the past five years of each of our executive officers and an indication of directorships, if any, held by such officer in other companies subject to the reporting requirements under the Federal securities laws are provided below, except for Mr. Wangs’, which is included above within Proposal 1.

Mr. Dongliang (Frank) Su, Acting Chief Financial Officer.  Prior to becoming our Acting CFO on May 8, 2008, he founded Kvalue Financial Services Co., Ltd. (Kvalue), an advisory firm specialized in providing CFO advisory services and IPO related financial services.  Prior to Kvalue, Mr. Su worked as a Senior Manager for KPMG China, where he was one of the founders of the departments of Internal Audit Services and Business Performance Services at KPMG Shanghai.  Mr. Su is also the CFO of Magiland Property, a company in Qingdao, China.  Mr. Su has over sixteen years of experience in business, financial management, internal auditing and consulting and led many projects dealing with Sarbanes-Oxley Act Section 404, finance function transformation, assurance and internal auditing for Fortune 500 companies and local conglomerates in China.  Mr. Su is a US Certified Public Accountant (CPA), Chartered Financial Analyst (CFA), and Certified Internal Auditor (CIA).  Mr. Su earned his Master of Business and Administration (MBA) with distinction from York University, Canada.

Significant Employees

The following are employees who are not executive officers, but who are expected to make significant contributions to our business:

Mr. Yuanbo Wang, Vice President, Technology (Qindgao Renmin). Mr. Wang is the Vice President, Technology (Qindgao Renmin) and is responsible for our research and development, quality assurance and equipment management. He has 35 years of extensive experience in product design and formulation, production process and equipment research, development and optimization as well as quality assurance and control. Prior to joining Qingdao Renmin, Mr. Wang served as Vice President at Qingdao Sensitization Material Co., Ltd. and Operations Manager at Qingdao Carpet Co., Ltd. He received bachelor degree in Mechanical Engineering from Shandong Chemical Engineering University.

Mr. Ligui Jiao, Vice President, Manufacturing (Qindgao Renmin). Mr. Jiao is the Vice President, Manufacturing (Qindgao Renmin) and is responsible for our manufacturing, inventory and material management operations. He has over 30 years of working experience in production planning, production management, inventory control, and material management as well as manufacturing resource planning applications. Prior to joining Qingdao Renmin, Mr. Jiao served in various equipment and manufacturing management positions at Qingdao Textile Electronics Equipment Co., Ltd. Mr. Jiao graduated from Qingdao Zhigong University in Mechanical and Process Engineering and Shandong Electrical and Industry College in Economics and Management.

GOVERNANCE OF JPAK

Presently, we are not required to comply with the director independence requirements of any securities exchange.  In determining whether our directors are independent, however, we intend to comply with the rules of the American Stock Exchange LLC, or the AMEX.  The board of directors will also consult with counsel to ensure that the boards of director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members.  The AMEX listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.

Due to our lack of operations and size prior to the Share Exchange, we did not have an Audit Committee. Furthermore, we are currently quoted on the OTC Bulletin Board, which is sponsored by the NASD, under the symbol “JPAK” and the OTCBB does not have any listing requirements mandating the establishment of any particular committees.  For these same reasons, we did not have any other separate committees during fiscal 2009; all functions of a nominating committee, audit committee and compensation committee were performed by our directors.  Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges as necessary. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert.”

Directors Attendance at Meetings

During fiscal 2009, the Board held 7 meetings.  None of the directors attended fewer than 75% of the total number of Board of Directors meetings or the Board committee(s) of which he or she was a member during fiscal 2009.

We intend to schedule a Board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid reason, such as a schedule conflict.  All of our directors attended the board meeting we held last year in conjunction with last year’s annual shareholder meeting.

Stockholder Communications With Directors

Jpak stockholders who want to communicate with our Board or any individual director can write to:
15 Xinghua Road
Qingdao, Shandong Province
Postal Code 266401
People’s Republic of China
(86-532) 84616387
Attn:  Board Administration

Your letter should indicate that you are a Jpak stockholder.  Depending on the subject matter, management will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about Jpak or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors on request.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on our review of copies of such reports, we believe that there was compliance with all filing requirements of Section 16(a) applicable to our officers, directors and 10% stockholders during fiscal 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions during the last fiscal year with any director, executive officer, director nominee, 5% or more shareholder, nor have we entered into transactions with any member of the immediate families of the foregoing person (include spouse, parents, children, siblings, and in-laws) nor is any such transaction proposed, except as follows:

 Reorganization of Qingdao Renmin

On August 21, 2006, Grand International Industrial Limited, a company organized under the laws of Hong Kong entered into a sales and purchase agreement with three of the then-existing five shareholders (the “Original Shareholders”) of Qingdao Renmin Printing Co., Ltd., a company located in Qingdao, Shandong Province of the People’s Republic of China, pursuant to which Grand International purchased 88.23% of the equity interest in Qingdao Renmin. The total purchase consideration was RMB40,999,000 which was determined based upon the net asset value of Qingdao Renmin as of August 21, 2006. On September 5, 2006, this transfer was approved by the Qingdao Municipal Bureau of Foreign Trade and Economic Cooperation, and the registration with the Qingdao State Administration for Industry and Commerce was completed on December 7, 2006. As a result of this transfer, Grand International acquired an 88.23% equity interest in Qingdao Renmin. In July 2007, Grand International purchased the remaining 11.77% state-owned equity interest in Qingdao Renmin and now owns 100% equity interest in Qingdao Renmin.

In March 2007, Joyrich Group Limited and Fabregas Group Limited, two of our principal shareholders, issued stock options to the executives and management team of Qingdao Renmin pursuant to which such persons will be entitled to acquire shares of Joyrich Group Limited and Fabregas Group Limited. Under the terms of the options, such person will have the right to purchase 100% of the outstanding capital stock of Joyrich Group Limited and 43.63% of the outstanding capital stock of Fabregas Group Limited. These options may be exercised in accordance with the following schedule: 75% of the shares subject to these options vested; 25% of the shares subject to these options shall be vested as of December 31, 2007; provided, that the revenue of Qingdao Renmin for the period from October 1, 2007 to December 31, 2007 reaches RMB 30,000,000.

Share Exchange

On August 9, 2007, we entered into and consummated the transactions contemplated (the “Share Exchange”) under a Securities Exchange Agreement (the “SEA”) by and among us, Jpak Group Co., Ltd. an exempted company organized under the laws of the Cayman Islands (“Jpak”) and the shareholders of Jpak (namely Joyrich Group Limited, a British Virgin Islands (“BVI”) company, Fabregas Group Limited, a BVI company, Statepro Investments Ltd., a BVI company, Raytech Investments Limited, a BVI company, and Capital American Markets Limited, a BVI company), pursuant to which all the shares of Jpak were transferred to us and Jpak became our wholly-owned subsidiary and at the same time the shareholders of Jpak were issued 23,005,000 shares of our common stock, which represented 64.4% of all the issued and outstanding shares of our common stock (assuming conversion of the preferred stock issued pursuant to the financing that we completed in August 2007) following the Share Exchange and the Financing.

Registration Rights Agreement

On August 9, 2007, we also entered into a Registration Rights Agreement with the Investors (the “Investor RRA”) in conjunction with the Note Purchase Agreement for the private financing that we closed on August 9, 2007. Under the Investor RRA, we are required to prepare and file a registration statement for the sale of the common stock underlying the Series A Preferred Stock and the Series A and Series B Warrants issued pursuant to the August 2007 financing and to use our best efforts to cause, and to maintain, the effectiveness of the registration statement. We are subject to certain monetary obligations if the registration statement is not declared effective by the effective date specified in the Investor RRA. The obligations are payments in an amount equal to 2% of the aggregate amount invested by such Investor (based upon the number of Registrable Securities then owned by such Investor) for each 30 day period or any portion thereof following the date by which such Registration Statement should have been effective, up to a maximum amount of 10%.  As required by the Investor RRA, since we received a comment relating to Rule 415 under the Securities Act of 1933, as amended, we registered a certain number of shares of common stock underlying the Series A Preferred Stock in our initial registration statement, which was declared effective on January 7, 2009; subsequent registration statements will be filed to register the rest of the common stock underlying the preferred stock and warrants.  Each such subsequent registration statement must be declared effective by the earlier of (A) the 90th day following the filing date of such Registration Statement (or in the event such Registration Statement is reviewed by the Commission, the one hundred twentieth (120th) day following such filing date) or (B) 5 business days after SEC has no more comments. We do not have any monetary obligations for any securities that were not permitted to be included in a registration statement because of the SEC’s application of Rule 415 until such time as such securities are required to be filed pursuant to the Investor RRA.  In such case, the liquidated damages shall be calculated to only apply to the percentage of securities which are permitted by the Commission to be included in the Registration Statement.

Under the 2007 Investor RRA, the shareholders of Jpak were granted piggyback registration rights with respect to the registration statement to be filed under the Investor RRA for 15,805,000 shares of common stock.

Securities Escrow Agreement

In addition, on August 9, 2007, we entered into the securities escrow agreement with the Investors, the principal stockholders named therein (the “Escrow Stockholders”) and the escrow agent named therein (the “Escrow Agent”), (the “Securities Escrow Agreement”). Under the Securities Escrow Agreement, the Escrow Stockholders agreed to place an aggregate of 7.2 million shares of common stock into escrow for the benefit of the Investors in the event we fail to achieve net income for Fiscal 2008 of at least US$3.955 million (the “Fiscal 2008 Performance Threshold”). After giving the Investors the opportunity to evaluate whether the Fiscal 2008 Performance Threshold was attained, they agreed that we attained the 2008 Performance Threshold and therefore, all of the Escrow Shares have been returned to the Escrow Stockholders.

Lock-Up Agreement

Pursuant to that certain lock-up agreement, dated as of August 9, 2007 entered into by the former Jpak shareholders, shareholders holding an aggregate of 23,005,000 shares of our common stock have agreed that, for a period of six months following the effectiveness of the registration statement that we are required to file under the Investor RRA, they will not, subject to certain limited exceptions set forth in the Lock-Up Agreement, including consent by the Investors, offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in or otherwise dispose of any shares of common stock. In addition, for a period of 12 months following such six month period, no such shareholder shall sell more than one-twelfth of their total shares of common stock during any one month period.

The 2009 Financing

On November 3, 2009, we entered into a Securities Purchase Agreement with one investor, pursuant to which we received $6,000,000.00 and issued 12,000,000 units of our securities at a price of $0.50 per unit. Net proceeds from this offering were $5,916,500. Each unit consists of (i) one (1) share of our Series C Convertible Preferred Stock, par value $0.0001 per share, convertible into one share of our common stock, par value $0.001 per share, and (ii) a one-half Series E Warrant and one-half Series F Warrant.  Each whole Series E Warrant may be exercised to purchase one share of Common Stock at an exercise price of $0.60 per share and each whole Series F Warrant may be exercised to purchase one share of Common Stock at an exercise price of $0.70 per share.  The Warrants are exercisable for a period of five years from the date of issuance. In connection with the Offering, we paid $30, 000 to Tripoint Global Equities, LLC, who acted as placement agent in the 2009 financing.

In connection with the 2009 Financing, we also entered into a Registration Rights Agreement (the “2009 Investor RRA”), pursuant to which we are required to prepare and file a registration statement for the resale of the Common Stock issuable to the purchaser upon conversion of the preferred stock and upon exercise of the warrants issued to him, before December 3, 2009 and to use our best efforts to cause the effectiveness of such registration statement which is no later than the earlier of (a) the date which is within three (3) business days after the date on which the Securities and Exchange Commission informs the Company (i) that the Commission will not review the Registration Statement, or (ii) that the Company may request the acceleration of the effectiveness of the registration statement, or (b) the 150th day following the filing date of such registration statement (or in the event the registration statement receives a “full review” by the Commission, the 180th day following the filing date). We are subject to certain monetary obligations if this registration statement is not declared effective by the effective date specified in the 2009 Investor RRA. The obligations are payments in an amount equal to 2% of the aggregate amount invested by such Investor (based upon the number of Registrable Securities then owned by such Investor) for each 30 day period or any portion thereof following the date by which such Registration Statement should have been effective, up to a maximum amount of 10%.  The 2009 Investor RRA provides for specific registration procedures if the SEC issues a Rule 415 comment.

The Warrant Exchange

On December 15, 2009, we entered into an exchange agreement with all of the holders of our currently outstanding investor warrants, pursuant to which such holders agreed to exchange all of the warrants that such holders received pursuant to the 2007 and 2009 Financing, for an aggregate of 11,363,334 shares of our common stock.    There was no cash paid or received in conjunction with this exchange.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted, prior to the Share Exchange, formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders. However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Promoters and Certain Control Persons

On August 9, 2007, we consummated the Share Exchange, pursuant to which all the shares of Jpak were transferred to us and Jpak became one of our wholly-owned subsidiaries, and at the same time the shareholders of Jpak were issued 23,005,000 shares of our common stock, which represented 64.4% of all the issued and outstanding shares of our common stock (assuming conversion of the preferred stock issued pursuant to the August 2007 financing) following the Share Exchange and the August 2007 financing.

Our only “promoters” (within the meaning of Rule 405 under the Securities Act), or person who took the initiative in the formation of our business or in connection with the formation of our business received 10% of our debt or equity securities or 10% of the proceeds from the sale of such securities in exchange for the contribution of property or services, during the last five years have been Joyrich, Fabregas and Statepro.  As disclosed elsewhere in this Schedule, in connection with the Share Exchange, Joyrich, Fabregas and Statepro, the majority shareholders of Jpak, received 17,023,700, 3,163,188 and 1,170,954 shares of our common stock, respectively, representing approximately 68.6%, 12.8% and 4.7%, respectively, of our issued and outstanding shares.  Mr. Stewart Shiang Lor is the sole shareholder of Joyfrich, Fabregas and Statepro and Mr. Lor is one of our directors.

LEGAL PROCEEDINGS

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not aware of any pending or threatened legal proceeding that, if determined in a manner adverse to us, could have a material adverse effect on our business and operations.

Remainder of Page Intentionally Left Blank

EXECUTIVE AND DIRECTOR COMPENSATION

Prior to the Share Exchange, we did not pay any compensation to our chief executive officer or any other executive officer during the last three fiscal years.

The following table sets forth the compensation paid to our chief executive officer and chief financial officer and to all other executive officers for services rendered during the last three completed fiscal years. In reviewing the table, please note that:

•	Where noted, the compensation amounts paid to Yijun Wang and Ming Qi reflect compensation paid to him by the operating subsidiaries of Jpak during the reported periods; and
•	No officer earned more than US$150,000 per annum

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)
Yijun Wang Chief Executive Officer	2009	120,000	0	0	0
Yijun Wang Chief Executive Officer	2008	50,000	0	0	0
Yijun Wang Chief Executive Officer	2007	50,000(1)	0	0	0
Ming Qi Chief Accounting Officer	2009	90,000	0	0	0
Ming Qi Chief Accounting Officer	2008	30,000 (2)	0	0	0
Ming Qi Chief Accounting Officer	2007	30,000 (3)	0	0	0
Dongliang (Frank) Su Acting Chief Financial Officer (3)	2009	72,000	0	20,000	0
Dongliang (Frank) Su Acting Chief Financial Officer	2008	18,000 (4)	0	0	0
Dongliang (Frank) Su Acting Chief Financial Officer	2007	0	0	0	0

Name and Principal Position	Year	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
(a)	(b)	(g)	(h)	(i)	(j)
Yijun Wang Chief Executive Officer	2009	0	0	0	120,000
Yijun Wang Chief Executive Officer	2008	0	0	0	50,000
Yijun Wang Chief Executive Officer	2007	0	0	0	0
Ming Qi Chief Accounting Officer	2009	0	0	0	90,000
Ming Qi Chief Accounting Officer	2008	0	0	0	30,000
Ming Qi Chief Accounting Officer	2007	0	0	0	0
Dongliang (Frank) Su Acting Chief Financial Officer	2009	0	0	0	92,000
Dongliang (Frank) Su Acting Chief Financial Officer	2008	0	0	0	0
Dongliang (Frank) Su Acting Chief Financial Officer	2007	0	0	0	0

(1) The compensation for Yijun Wang reflects his salary at Qingdao Renmin prior to the Share Exchange.

(2) Ming Qi served as our Chief Financial Officer from January 2007 until May 2008.

(3) The compensation for Ming Qi in 2007 reflects his salary at Qingdao Renmin prior to the Share Exchange.

(4) Frank Su has served as our Acting Chief Financial Officer since May 2008; accordingly, he did not receive any compensation from us prior to such time, however we are required to include him in the table for the preceding three fiscal years. Frank’s compensation includes costs incurred for his assistant, who worked mainly on Jpak’s Sarbanes-Oxley Section 404 compliance project. The market value of the 200,000 shares issued to Frank was US$20,000 at the date of issuance.

Potential Payments upon Termination

Our employment agreements with Yijun Wang, our Chief Executive Officer, and Ming Qi, our previous Chief Financial Officer provide for various payments and benefits upon termination of their employment. However, Ming Qi waived all potential payments and benefits upon his resignation as our CFO.  Pursuant to a one year agreement we signed with Mr. Frank Su, he agreed to serve as our Acting Chief Financial Officer until we find an adequate replacement.

After we have negotiated the termination of the contract with the applicable employee, the employee shall be provided with a compensation subsidy as per relevant national, provincial and municipal regulations. We do not have any other policies, agreements or arrangements regarding potential payments upon termination of employment.

Outstanding Equity Awards at Fiscal Year-End

There are no outstanding equity awards as of the end of our most recently completed fiscal year.

 Compensation of Directors

We have not paid our directors fees in the past for attending scheduled or special meetings of our board of directors. In the future, we may adopt a policy of paying independent directors a fee for their attendance at board and committee meetings. We do however reimburse each director for reasonable travel expenses related to such director’s attendance at board of directors and committee meetings, but such amount shall not exceed $5,000.

Independent Public Accountants

On October 2, 2007, we appointed Patrizio & Zhao, LLC, as our independent registered public accounting firm to replace Bagell, Josephs, Levine & Company, LLC following their dismissal on October 2, 2007. This action was ratified by our board of directors on October 2, 2007. During our fiscal years ended December 31, 2006 and 2005 and the subsequent interim period through October 2, 2007, we had no disagreements with Bagell, Josephs, Levine & Company, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Bagell, Josephs, Levine & Company, LLC would have caused it to make reference to the subject matter of the disagreements in its report. Bagell, Josephs, Levine & Company, LLC’s report on our financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. A letter addressed to the SEC from Bagell, Josephs, Levine & Company, LLC stating that it agrees with the above statement was attached as an exhibit to our Current Report on Form 8-K filed with the SEC on October 8, 2007.

The Board reappointed Patrizio& Zhao as the independent accounting firm to audit our financial statements for fiscal 2010.  Patrizio & Zhou, as the Company’s independent accounting firm, audited our financial statements for fiscal year ended 2009 and 2008.

Representatives of Patrizio & Zhao will not be present at the meeting nor will they be available during that time to respond to any questions.

Audit Fees

The aggregate fees billed for professional services rendered by Patrizio & Zhou for the audit of the registrant's annual financial statements and review of financial statements included in the registrant's Form 10-K or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal years 2009 and 2008 were approximately $97,500 and $90,000, respectively.

Audit-Related Fees

No such fees were incurred in fiscal 2009.

All Other Fees

No other fees were incurred in fiscal 2009.

Auditing Service Pre-approval Policies

Our Board of Directors must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Jpak by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which should nonetheless be approved by our Board prior to the completion of the audit.  Each year the independent auditor’s retention to audit our financial statements, including the associated fee, is approved by the Board before the filing of the previous year’s annual report on Form 10-K.  At the beginning of the fiscal year, the Board will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management.  At each subsequent Board meeting, the auditor and management may present subsequent services for approval.  Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year.

Since May 6, 2003, the effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Patrizio& Zhao has been approved in advance by the Board, and none of those engagements made use of the de minimus exception to pre-approval contained in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

BENEFICIAL OWNERSHIP OF JPAK COMMON STOCK

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.

The following table sets forth certain information regarding the beneficial ownership of our common stock, Series A Preferred Stock and Series B Preferred Stock. The information below indicates:
•
each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock or our issued and outstanding shares of Series A Preferred Stock or Series B Preferred Stock;

•	each of our directors, executive officers and nominees to become directors; and
•	all directors and executive officers as a group

As of December 18, 2009, we have 36,368,334 shares of common stock outstanding; 5,608,564 shares of Series A Preferred Stock outstanding, which convert into 11,217,128 shares of common stock; 5,000,000 shares of Series B Preferred Stock outstanding, which convert into 8,333,333 shares of common stock; and 12,000,000 shares of Series C Preferred Stock outstanding, which convert into 12,000,000 shares of common stock. Each holder of Series A and Series B Preferred Stock are entitled to vote on all matters, together with the holders of Common Stock, on an as converted basis up to 9.99% of (A) the Common Stock issuable upon conversion of the Series A and Series B Preferred Stock held by such holder, plus (B) all other shares of Common Stock beneficially owned by the holder at such time.  However, based upon the terms of the preferred stock, the holders thereof may not convert such securities if on any date, such holder would be deemed the beneficial owner of either more than 4.9% or 9.9%, depending upon the holder’s specific cap, of the then outstanding shares of our common stock.   Accordingly, the column entitled “Percent of Class” represents the total voting power that a shareholder possesses based on his/her current holdings, taking the ownership cap into account.

In regards to the Series C Preferred Stock, except with respect to transactions upon which such Series C Preferred Stock shall be entitled to vote separately as a class and as otherwise required by Nevada law, the Series C Preferred Stock does not have any voting rights.  Additionally, based upon the terms of the Series C Preferred Stock, the holders thereof may not convert such securities if on any date, such holder would be deemed the beneficial owner of more than 9.99% of the then outstanding shares of our common stock.

Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock, Series A, Series B and Series C Preferred Stock indicated. For purposes of the table below, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of any shares of common stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, over which he or she has or shares, directly or indirectly, voting or investment power, or of which he or she has the right to acquire beneficial ownership at any time within 60 days after December 18, 2009. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address*	Amount and Nature of beneficial ownership (1)	Percent of Class (1)
Joyrich Group Limited (2)	17,023,700	30.44%
Fabregas Group Limited (3)	3,163,188	5.66%
Statepro Investments Ltd. (4)	1,170,954	2.09%
Vision Opportunity Master Fund (5)	10,309,782(6)	18.44%(6)
Vision Capital Advantage Fund (5)	3,047,115(6)	5.45%(6)
QVT Fund LP (7)	12,021,208(8)	21.50%(8)
Quintessence Fund LP (7)	1,335,690(9)	2.39%(9)
Lee Wah Investments Limited (10)	16,200,000(11)	28.97%
Yijun Wang	—	—
Qingjun Yang	—	—

Huatian Sha	—	—
Ming Qi	—	—
Yuanbo Wang	—	—
Ligui Jiao	—	—
Stewart Shiang Lor (12)	21,357,842	38.19%
All executive officers and directors as a group (seven persons)	21,357,842	38.19%

* The address for the officers and directors is 15 Xinghua Road, Qingdao, Shandong Province, the People’s Republic of China, (86-532) 8461 6387.

(1)   The numbers are based on 67,918,795 shares of common stock, which represents the number of shares of common stock and preferred stock, on an as converted basis, currently outstanding. All Percentages have been rounded up to the nearest one hundredth of one percent and such percentage is based upon the amount of outstanding our common stock and preferred stock, on an as converted basis.  The percentage assumes in the case of each shareholder listed in the above list that all warrants or options held by such shareholder that are exercisable currently or within 60 days were fully exercised by such shareholder, without the exercise of any warrants or options held by any other shareholders.

(2)  Joyrich Group Limited is a BVI company of which Stewart Shiang Lor is the sole shareholder and has sole voting and dispositive power over these shares. Mr. Lor is a one of our directors.

(3)   Fabregas Group Limited is a BVI company of which Stewart Shiang Lor is the sole shareholder and has sole voting and dispositive power over these shares. Mr. Lor is a one of our directors.

(4)   Statepro Investments Ltd. is a BVI company of which Stewart Shiang Lor is the sole shareholder and has sole voting and dispositive power over these shares. Mr. Lor is a one of our directors.

(5)   The investment manager for Vision Opportunity Master Fund, Ltd. (“VOMF”) and Vision Capital Advantage Fund, LP (“VCAF,” together with VOMF they are collectively referred to as “Vision”) is Vision Capital Advisors, LLC (“VCA”). Ultimate voting and dispositive control rests with Adam Benowitz, as VCA’s Senior Managing Member and the portfolio manager of VOMF and VCAF. Each of VCA and Adam Benowitz disclaim beneficial ownership of these shares.  The amount listed under “Common Stock” represents shares of Common Stock issued as a result of the exchange of warrants and conversion of the preferred stock that are exercisable and convertible within 60 days of December 23, 2009.

(6) This amount represents 4.9% of the shares of common stock underlying Series A Preferred Stock and Series B Preferred Stocks Vision owns.  Vision currently owns 2,804,282 shares of Series A Preferred Stock (convertible into 5,608,564 shares of common stock), 2,500,000 shares of Series B Preferred Stock (convertible into 4,166,667 shares of common stock) and 3,581,667 shares of common stock; however, pursuant to the ownership Cap explained above, they are only deemed to beneficially own the number listed in the table.  As a result of a private transfer transaction between VOMF and VCAF, (i) VOMF currently owns 2,164,540 shares of Series A Preferred Stock (convertible into 4,329,080 shares of common stock), 1,929,674 shares of Series B Preferred Stock (convertible into 3,216,124 shares of common stock) and 2,764,579 shares of common stock; however, pursuant to the ownership Cap explained above, they are only deemed to beneficially own the number listed in the table and (ii) VCAF currently owns 639,742 shares of Series A Preferred Stock (convertible into 1,279,484 shares of common stock), 570,326 shares of Series B Preferred Stock (convertible into 950,543 shares of common stock) and 817,088 shares of common stock; however, pursuant to the ownership Cap explained above, they are only deemed to beneficially own the number listed in the table.

(7)   Management of QVT Fund and Quintessence is vested in its general partner, QVT Associates GP LLC. QVT Financial LP is the investment manager for QVT Fund LP and shares voting and investment control over the securities held in QVT Fund LP.  QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP.  AVT Associates GP LLC is the general partner of QVT Fund LP and may be deemed to beneficially own the securities.  The managing members of QVT Financial GP LLC are Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm.  Each of QVT Financial LP, QVT Financial GP LLC, Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm disclaims beneficial ownership of our securities held by QVT Fund and Quintessence, except to the extend of its pecuniary interest therein.

(8)  This amount represents 9.9% of the shares of common stock underlying QVT’s Series A Preferred Stock and Series B Preferred Stock and shares of common stock.  QVT currently owns 2,523,854 shares of Series A Preferred Stock (convertible into 5,047,708 shares of common stock), 2,250,000 shares of Series B Preferred Stock (convertible into 3,750,000 shares of common stock) and 3,223,500 shares of common stock; however, pursuant to the ownership Cap explained above, they are only deemed to beneficially own the number listed in the table.

(9) This amount represents 9.9% of the shares of common stock underlying Quintessence’s Series A Preferred Stock and Series B Preferred Stock and shares of common stock.  Quintessence currently owns 280,428 shares of Series A Preferred Stock (convertible into 560,856 shares of common stock), 250,000 shares of Series B Preferred Stock (convertible into 416,667 shares of common stock) and 358,167 shares of common ; however, pursuant to the ownership Cap explained above, they are only deemed to beneficially own the number listed in the table.

(10)   Lee Wah Investments Limited is a Hong Kong company of which Xuebin Zhang is the sole shareholder and director. Mr. Zhang has sole voting and dispositive power over these shares.

(11) This amount represents 9.99% of the shares of common stock underlying Lee Wah’s Series C Preferred Stock and shares of common stock they received upon exchange of warrants.  Lee Wah currently owns 12,000,000 shares of Series C Preferred Stock (convertible into 12,000,000 shares of common stock) and 4,200,000 shares of common stock.

(12) Mr. Lor has sole voting and dispositive power over the shares of common stock beneficially owned by Joyrich Group Limited, Fabregas Group Limited and Statepro Investments Ltd. See footnotes (1) through (3).

Changes in Control

Pursuant to the Share Exchange, all the shares of Jpak were transferred to us and Jpak became one of our wholly-owned subsidiaries, and at the same time the shareholders of Jpak were issued 23,005,000 shares of our common stock, which represented 64.4% of all the issued and outstanding shares of our common stock (assuming conversion of the preferred stock) following the Share Exchange and the financing.  Therefore, the closing of the Share Exchange caused a change in control.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2010 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary of Jpak, 15 Xinghua Road, Qingdao, Shandong Province, Postal Code 266401, People’s Republic of China:

•	Not later than July 10, 2010, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or
•	August 28, 2010.

FORM 10-K

On September 25, 2009, the Company filed with the SEC an annual report on Form 10-K for the fiscal year ended June 30, 2009. A copy of the Form 10-K is enclosed herewith.  Upon written request to the Company’s Secretary, located at 15 Xinghua Road, Qingdao, Shandong Province, Postal Code 266401, People’s Republic of China, the exhibits set forth on the exhibit index of the Form 10-K may be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

ADMISSION TICKET

JPAK GROUP, INC.
15 Xinghua Road
Qingdao, Shandong Province
Postal Code 266401
People’s Republic of China

THIS ADMISSION TICKET ADMITS ONLY THE NAMED STOCKHOLDER AND A GUEST.

NOTE: If you plan on attending the Annual Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Annual Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.

Directions to 17 State Street:

17 State Street is located in downtown Manhattan; the cross streets are Pearl Street and Water Street.  The office is located near the New York City Staten Island Ferry Terminal.

This location is easily accessible via public transportation:

1.	The No. 1 train to South Ferry (our office is located across the street from this subway station)
2.	The No. 4 or 5 train to Bowling Green (our office is located across the street from this subway station)

PROXY

JPAK GROUP, INC.
15 Xinghua Road
Qingdao, Shandong Province
Postal Code 266401
People’s Republic of China

Annual Meeting of Shareholders – January 20, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Yijun Wang, as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of Jpak Group, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of Jpak Group, Inc. to be held at 17 State Street, Floor 20, New York, NY 10004, on January 20, 2010  at 7:30 PM and at any adjournment or postponement thereof.

When this proxy is properly executed, the shares to which this proxy relates will be voted as specified.  If no contrary instruction is indicated for any proposal, the vote shall be cast in accordance with the recommendation of the Board of Directors.  This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

This proxy is solicited on behalf of the Board of Directors of Jpak Group, Inc. The Board of Directors unanimously recommends that you vote “For” each of the proposals.	Please mark your votes as indicated in this example. [X]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.

1.  To elect The Board of Directors, whose terms are described in the proxy statement.

To withhold authority to vote for any nominee, mark “For All Except” and write the nominee’s name(s) on the line below.

FOR ALL                     WITHHOLD ALL                                FOR ALL EXCEPT
[_]                                             [_]                                                             [_]           ____________________________

Please indicate if you intend to attend this meeting        [_] YES               [_] NO

If address has changed, please check the box and indicate your new address below      [_]

________________________________
________________________________
________________________________

I/We:  [   ]will attend;  [   ]will not attend the meeting.

Signature(s)                                                                           Date:

___________________________________________________

Please print your name  ________________________________

This proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.